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                                 EXHIBIT 23(a)
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                              ACCOUNTANTS' CONSENT



         We have issued our report dated February 12, 2001, accompanying the consolidated financial statements of Camco Financial Corporation for the year ended December 31, 2000, which are incorporated by reference in this Registration Statement of Camco Financial Corporation on Form S-4. We hereby consent to the incorporation by reference of said report in the Registration Statement and to the reference to us under the heading "Experts" in the Prospectus, which is part of the Registration Statement.



/s/ Grant Thornton LLP



Cincinnati, Ohio
July 20, 2001